                                                                  EXHIBIT 99.469

August 31, 1999

Mr. Daniel A Yee
Chief Information Officer
California Power Exchange Corporation
200 Los Robles Ave., Suite 400
Pasadena, CA 91101-2482

Dear Dan,

Perot Systems is excited to have this opportunity to propose to you a service agreement for providing IT program management, applications development and computer operations services to the California Power Exchange. We believe that one of the key advantages to such a venture will be to allow CalPX to focus on remaining the world leader in energy exchange.

We applaud your vision and willingness to consider and solicit our proposal for this service agreement in order to offer your corporation and ultimately CalPX customers the best solutions as measured in both services and costs. Our proposal outlines a 36 months service offering to provide program management, applications development and computer operations services to CalPX. We foresee the transfer of these services from current CalPX IT departments co Perot Systems to take place in a phased approach starting around November 1, 1999, Perot Systems is extremely interested and open to exploring with CalPX other permutations for smooth and caring transition of these services.

We see this initiative as an opportunity to bring to CalPX our extensive, world class experience and skills in information services. The chance to combine these talents with our deep understanding of the California marketplace and specifically deep knowledge of CalPX and California ISO businesses, processes and information systems offers the means to bring a new comprehensive dimension of quality to the business outcome.

Our personal commitment to CalPX's success and our ability to work as part of your larger team can be observed through our existing relationship, We look forward to joining with you to build on these foundations and jointly create for both our companies the reputation we each seek in the market place - that of a premier services provider.

The proposal that follows details our approach to achieving these objectives. We welcome the opportunity to discuss our proposal with you in greater detail, and look forward to working with you, Please contact me, at (626) 537 3214 should you have any question regarding our proposal.

Sincerely,


Dariush Shirmoharnmadi
Account Manager, California Power Exchange

cc: Ken Scott
    Linda Curts
    Terry McManus
    Jim Cribari
    Chuck Bell

A PROPOSAL TO


                                                                California Power
                                                                Exchange (CalPX)











                                                                 August 31, 1999


[PEROT SYSTEMS LOGO]

DISCLOSURE PROTECTION NOTICE


This proposal to the California Power Exchange (CalPX) is the property of Perot Systems and contains confidential and/or proprietary information of Perot Systems. It shall not be disclosed outside of CalPX and shall not be duplicated, used, or disclosed-in whole or in part--for any purpose other than to evaluate this proposal. CalPX's review of this material is considered acceptance of this Disclosure Protection Notice. Should this be unsatisfactory, please return this material to Perot Systems. Ibis response and any contract subsequently awarded to Perot Systems as a result of--or in connection with-this submission shall be subject to the agreed confidentiality, proprietary rights, and nondisclosure provisions of the resulting contract.

Perot Systems and the perotsyetems logo are trademarks of Perot Systems.

All other brands, product names, and trademarks arc &he property of their respective owners.

Copyright (C) 1999 Perot Systems Corporation. All rights reserved.

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Perot Systems Confidential      August 31, 1999                          Page ii

                                TABLE OF CONTENTS

EXECUTIVE SUMMARY ..........................................................   1

    Implementation Timeline ................................................   1

    Pricing ................................................................   3

    Benefits ...............................................................   4

    Perot Systems' Major Achievements at CalPX .............................   5

    Our Approach ...........................................................   9

INTRODUCTION ...............................................................  11

    Our Company ............................................................  14


THE CURRENT ENVIRONMENT AT CALPX ...........................................  16

OUR SOLUTION ...............................................................  23

    Overview of Solution ...................................................  23

    Employee Transition ....................................................  24

    Program Management Approach ............................................  30

    Organization ...........................................................  36

    Applications Management ................................................  38

    Computer Operations ....................................................  43

    Plan and Schedule ......................................................  51

FINANCIAL SUMMARY ..........................................................  54

    Pricing ................................................................  54

APPENDIX A: PEROT SYSTEMS' QUALIFICATIONS ..................................  57

    North American Independent System Operator (ISO) .......................  57

    North American Reliability Coordinator .................................  57

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Perot Systems Confidential      August 31, 1999                         Page iii

    International Car Rental Company .......................................  58

APPENDIX B: ADDITIONAL  PROJECTS ...........................................  62

APPENDIX C: SAMPLE SERVICE LEVEL AGREEMENT .................................  66

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Perot Systems Confidential      August 31, 1999                          Page iv

EXECUTIVE SUMMARY

CalPX is seeking an IT service solution that would enable it to have:

         - A predictable performance with agreed upon service levels for its information systems;

         -        A predictable expenditure for its information systems;

         - The ability to quickly respond to the changing business requirements of the California energy marketplace; and

         - The ability to rapidly introduce new products and services both for the California energy market and other energy markets worldwide.


We hereby propose an IT service solution that not only would meet all the above desired outcomes but also is expected to provide CalPX with significant cost savings.

Our solution calls for Perot Systems to provide IT program management, applications development and computer operations services to CalPX initially for a 36 month time period. We would phase in these services over a six month time period beginning around October 18, 1999 - see below for our proposed implementation timeline. Our approach is described in the body of this proposal.

Perot Systems' customer first service philosophy and proven track record at CalPX, our credibility and smooth working relationship with business organizations at CalPX, our worldwide experience with providing IT services and our established IT processes and methodologies will underwrite the success of our proposed solution.

Finally, we look at this proposal in terms of a long-term partnership with CalPX, not only in providing IT services but also a potential business partner in ventures that are highly beneficial to both companies.

IMPLEMENTATION TIMELINE

We propose to provide IT program management, applications development and computer operations services to CalPX for a period of 36 months beginning with the execution of the "Services Contract", which is expected to be around October

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Perot Systems Confidential      August 31, 1999                           Page 1

California Power Exchange                                      Executive Summary
--------------------------------------------------------------------------------

18, 1999. Our proposal calls for a phased transfer of CalPX IT services to Perot Systems according to the following timetable.



               CALPX IT SERVICE PROVISION IMPLEMENTATION TIMELINE

MONTH      1      2      3      4      5      6      7      8      9 TO 36
< --------------------------------------------------------------------------- >

-        CalPX accepts the proposal

        -      Contract negotiation and due diligence review

                  -        Contract is signed

                           - Transition period for Program Management and Applications Development

                                    -        Program Management and Applications
                                             Development by PSC

                                    -        Study Computer Operations

                                    -        Transition Period for Computer Ops

                                    -        Computer Operations by PSC

According to our proposal:

         1. CalPX and Perot Systems will start the Services Contract negotiations immediately after the acceptance of this proposal by CalPX - expected to be around September 17, 1999.

         2. We foresee contract negotiations to last for about one month during which time Perot Systems will conduct a due diligence study under the existing Task Order 5 between CalPX and Perot Systems. All funds collected for the due diligence study will be credited to CalPX should CalPX agree with the Services Contract with Perot Systems. Once signed, the Services Contract will supercede Task Order 5.

         3. We would start the transition of all program management and applications development services to Perot Systems immediately after the Services Contract is signed. This transition, described later in this proposal, is expected to last one month.

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Perot Systems Confidential      August 31, 1999                           Page 2

California Power Exchange                                      Executive Summary
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         4.       At the end of the transition time period IT program management and IT applications development services for CalPX will be provided by Perot Systems.

         5. We will conduct a careful study of the computer operations starting with month three and completing by month six. At the same time period we will conduct's series of studies as indicated in Appendix B ("Additional Projects") of this proposal. At the end of this time period, either party may decide not to agree with the transfer of computer operations to Perot Systems. Failure to reach an agreement by both parties to transfer computer operations, should it occur, will have no bearing on the transfer of program management and applications development services to Perot Systems.

         6. Should both parties agree to transfer computer operations services to Perot Systems, we would transition computer operations to Perot Systems over a one month time period during month six.

The details of our proposed IT solution described in the body of this proposal,


PRICING

Our pricing is meant to help CalPX with predictability of its IT expenditure while greatly improving business systems' reliability and enhanced service. In short, our pricing is as follows:

         1. Starting with the transition period for transfer of program management and applications' development services to Perot Systems, CalPX will pay Perot Systems one million dollars ($1M) per month for the services of up to 50 Perot Systems' associates and contractors. This payment will also cover all travel costs to the Los Angeles area for these 50 associates and contractors - but will not cover travel costs outside the Los Angeles area on CalPX business. Services of additional Perot Systems associates will be charged on time and material basis using Perot System's published rates for such resources at a 25% discount. This will include additional services rendered for studies enumerated in Appendix B.

         2. Starting with the transition period for transfer of computer operations to Perot Systems, CalPX will pay Perot Systems one million three hundred and fifty thousand dollars (%1.35M) per month adjusted annually based on IT Salary Index for the services of up to 70 Perot Systems associates and

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Perot Systems Confidential      August 31, 1999                           Page 3

California Power Exchange                                      Executive Summary
--------------------------------------------------------------------------------

                  contractors. This payment will cover all travel costs to the Los Angeles area for these 70 associates and contractors - but will not cover travel costs outside the Los Angeles area on CalPX business. Services of additional Perot Systems associates and contractors will be charged on time and material basis using Perot System's published rates for such resources less a 25% discount.

         3. If computer operations services are not transferred to Perot Systems, CalPX will continue to pay Perot Systems one million dollars ($1M) per month adjusted annually based on IT Salary Index for the services of up to 50 Perot Systems associates and contractors. The remaining pricing features will remain the same as clause 1 above.

We will develop specific baseline staffing numbers for each area of program management, applications development and maintenance and computer operations as a part of our contract negotiation.


BENEFITS

Our proposed solution will enable CalPX to have predictable IT performance and costs and to have the flexibility to address CalPX business requirements in California and beyond. In addition, we believe that our solution will bring substantial savings to CalPX compared to its current IT expenditure.

The following table compares the cost of our solution with what we have estimated to be the baseline CalPX IT expenditure under status quo - we have conservatively assumed that CalPX baseline IT expenditure will remain constant over the next three years. The table illustrates a savings of more than six million dollars ($6M) over the next 3 years for CalPX.

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Perot Systems Confidential      August 31, 1999                           Page 4

California Power Exchange                                      Executive Summary
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
---------------------------------------------------------------------------------------------------------
                                        YEAR 1             YEAR 2            YEAR 3            TOTAL
---------------------------------------------------------------------------------------------------------
CalPX Current Baseline IT            $18,742,000        $18,742,100       $18,742,100        $56,226,200
Expenditure
---------------------------------------------------------------------------------------------------------
Payments to Perot System             $14,530,000        $16,200,000       $ 16,200.00        $46,930,000
---------------------------------------------------------------------------------------------------------
CalPX Retained costs                 $ 2,986,000        $   117,400       $   117,400        $ 3,220,800
---------------------------------------------------------------------------------------------------------
Total Perot Solution Cost            $17,516,000        $16,317,400       $16,317,400        $50,150,800
---------------------------------------------------------------------------------------------------------
Savings for CALPX                    $ 1,226,000        $ 2,424,700       $ 2,424,700        $ 6,075,400
---------------------------------------------------------------------------------------------------------

We believe that there are other substantial savings that can be realized through our solution, These are:

         - Saving in the cost of major financial liability for CalPX due to what we believe to be an inevitable major system crash at CalPX in the foreseeable future;

         - Savings due to potential restructuring of MCI and IBM contracts;

         - Saving due to the potential for housing the entire CalPX staff in Pasadena that could result from streamlining of IT personnel and equipment; and

         - Saving due to potential elimination of backup disaster recovery site at Folsom; and

         - Savings due to total consolidation of all IT services and elimination of all "phantom IT organisms" throughout the company.

PEROT SYSTEMS' MAJOR ACHIEVEMENTS AT CALPX

Some of our major achievements at CalPX are enumerated below. These achievements underscore our deep knowledge of CalPX business, our strong commitment to our customers, our wide ranging information systems and project management expertise, and our complete dedication to our service We have delivered on all our commitments at CalPX at record time on budget.

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Perot Systems Confidential      August 31, 1999                           Page 5

California Power Exchange                                      Executive Summary
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BLOCK FORWARDS MARKET (BFM)

Perot Systems played a key role in the development and deployment of the BFM for CalPX. The Block Forwards Market provides CalPX's participants a means to trade standardized monthly block electricity contracts on a forward basis - up to six months ahead. Perot Systems developed the real-time ticker information system, and the CalPX specific settlement and credit system for the CalPX BFM. BFM brings significant benefits to CalPX participants including:

         - Block forward contracts serve as a tool to protect market participants against future price variations for both purchases and sales in the Day Ahead Market.

         - BFM allows CalPX to expand its energy trading services and enhance overall market efficiency. The BFM market also positions the CalPX to provide more innovative trading services to participants.

         - BFM allows California ratepayers to benefit from a more competitive and dynamic electricity market place.

IS0 DATA BRIDGE (BUCKEYE)

We completely designed and developed the IS0 Data Bridge (ISODAB, aka Buckeye) for CalPX, Buckeye provides a seamless data interface between CalPX and the California Independent System Operator (ISO) scheduling systems. Based on the IS0 schedule data template specifications, the Buckeye application generates all required input data templates and uploads the templates to the IS0 Intranet Web Server, automatically or upon request. Buckeye also downloads all output data templates available in the IS0 Web Server and inserts the data into CalPX trading system. Additionally, Buckeye allows the automatic download of IS0 settlements data files.

The Buckeye application provides ease of use through a user-friendly graphical user interface. By automatically executing mundane and repetitive tasks, it allows CalPX traders to focus on more important business issues. Due to its flexible design, it has provided CalPX the capability to easily adapt to changes in the Trading CORE applications and in the IS0 interface. It has also simplified IT operations by eliminating a layer of server hardware and database that was used in a previous implementation of an IS0 gateway. Finally, Buckeye enabled CalPX to retire very costly hardware and software systems that were used to serve as the original CalPX data bridge to the ISO.

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Perot Systems Confidential      August 31, 1999                           Page 6

California Power Exchange                                      Executive Summary
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ZONAL PRICE CALCULATOR (ZPC)

We designed and developed the Zonal Price Calculator before the launch of CalPX. ZPC determines Market Clearing Prices (MCP) in different zones of the California Power Energy market. The proper pricing of energy and transmission usage charges is essential in establishing a fair and efficient energy market as well as providing proper economic signals for future resource and transmission allocation.

BOOKOUT

We designed and developed the Bookout application for CalPX, Bookout automatically matches the schedules of participating imports and exports and creates net schedules of matched imports and exports as well as their equivalent adjustment bids, These net schedules are submitted to the IS0 for use in congestion management and power flow scheduling with neighboring control areas. The application also translates the final values of the net schedules determined by the IS0 back to the corresponding values of imports and exports before the matching, so that participants can schedule their respective resources.

Bookout enables the CalPX participants to save 10% to 20% in IS0 Grid Management Charge and wheeling charge on exports and save varying degrees of transmission loss obligation for imports. Such savings are expected to lower the price barrier for trading in the CalPX energy market, thus contributing to maintaining and expanding the trading volume in CalPX energy market.

REAL TIME DATA COLLECTION SYSTEM (RTDC)

We designed and developed the RTDC system to handle CalPX's real-time operational transactions, and to speed up and improve the accuracy of the real-time transaction process. The RTDC system centralized all transaction data into one database while providing a user-friendly interface. RTDC allows the operator to add new and modify previous transactions, track past transaction information, Cancel incorrectly entered transactions, generate daily transaction and daily summary report for real time operators and managers, and generate Powerhouse report for PX data warehouse system.

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Perot Systems Confidential      August 31, 1999                           Page 7

California Power Exchange                                      Executive Summary
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INTER-TIE TRANSMISSION OVER SCHEDULING (ITOS - PIT O'BULL)

We designed and developed the ITOS to monitor CalPX participants who schedule energy beyond the available transmission capacity across various IS0 inter-ties in CalPX Day-Ahead Market. ITOS has been helping PX Day-Ahead Market operators to identify the over-scheduling situation and to prevent the possible market gaming activities.

PX SETTLEMENT REPORTER (PXSR/TO DEBIT)

We designed and developed CalPX Settlement Reporter for CalPX settlement group to handle the following tasks:

         - For both PX Day-Ahead and Hour-Ahead markets estimate the total PX congestion payment to the IS0 or credit from IS0 for each operating hour. This estimate helps CalPX settlement group verify the congestion settlement charge received from ISO and reduce the possibility of financial dispute regarding the congestion charge.

         - Calculate the TO Debit charge to CalPX due to derating of one or more inter-zonal interface(s) in the Hour-Ahead Market. These charges are used to settle with CalPX Participants according to the PX forward market settlement timelines.

BUSINESS CONSULTING

We have capitalized on our deep understanding and long time experience with the California energy markets to design and refine business protocols for CalPX, interact with California ISO on behalf of CalPX and to provide regulatory supports to CalPX. Our business consulting team has played major roles in the design and development of CalPX zonal pricing mechanism, TO Debit calculation and distribution, Bookout business processes, ancillary services redesign and the assessment of almost every IS0 initiated market change. We have also been providing support for CalPX regulatory filing since Tariff Amendment 5. An area of our efforts has been to help CalPX initiate critical market changes in order to retain its market participants, increase market efficiency and expanding services both in functionality and geography.

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Perot Systems Confidential      August 31, 1999                           Page 8

California Power Exchange                                      Executive Summary
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OUR APPROACH

Perot Systems' approach is described in the body of this proposal. We find it appropriate to broadly describe our solution by referring to the questions in a recent survey of IT services at CalPX.

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Perot Systems Confidential      August 31, 1999                           Page 9

California Power Exchange                                      Executive Summary
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

   Survey Item                   Business Perception                                 Proposed Perot Systems Actions
                                (quoted in the IT survey)


IT Performance           It is our perception that IT looks for            Program Management Methodology (PMM) is a Perot Systems
                         reasons to delay deadlines vs. trying to          standard program and project delivery mechanism within
                         find ways to meet deadlines.                      the customer engagement lifecycle. This will increase
                                                                           the percentage of project success and help control costs.
                                                                           We will Use our Project Definition/Initiation workshops
                                                                           (PIW/PDW) to establish and communicate requirements and
                                                                           build achievable schedules.


Quality-                 Systems and Applications are                      Our infrastructure has internal quality goals of
Stability and            sound but not easy to use                         maintaining the most current versions of hardware and
Reliability                                                                software. This ensures availability and reliability. We
                                                                           also track system availability to validate that service
                                                                           targets are being achieved.


Proven Methods           Sometimes yes, sometimes no, but                  Perot Systems has developed proven methods and tools in
and Processes            the main issue is IT never gives you              all the aforementioned areas. Our methods combined with
                         what they say they are going to give you.         continuous improvement allow us to bring you the
                                                                           industries "Best Practices" to meet your needs. We are
                                                                           developing a knowledge store of the practices and tested
                                                                           processes.


Organizational           At the level of Application Development           "We Treasure Our People" is one of our founding
Development              staff roles are well defined. But at the          principles. To keep lines of communication open and we
                         IT Director level the roles are undefined.        hold regular meetings at the team and supervisor level.
                         I don't understand how the IT works.              We report our progress to the customer and the team often
                                                                           and hold monthly customer status meetings and employee
                         Some group seem to control process.               "All-Hands Meetings" to ensure that everyone is
                         Therefore, some projects gets slowed by one       constantly updated on the current program status.
                         person's unwillingness to share
                         responsibilities.



Alignment                Does not feel that IT and business                Our leadership style requires that our teams align with
                         strategies/priorities are integrated.             the customer vision. Service is the cornerstone of our
                                                                           business. To further ensure that the needs of the
                                                                           business are being met we will establish a service level
                         Too much time spent on IT finger pointing.        agreement between IT and the business units. Service
                         Focus should be on resolving issues.              levels will be tracked and  reported to CIO and other
                                                                           executives on a frequent basis. Additionally, we will
                                                                           implement  a Change Review Board and IT steering
                                                                           committee that will over time, remove the perceived
                                                                           barriers between IT and business.


Measurement              Has never been solicited for feedback             In addition to establishing service levels with the
                         prior to this survey.                             business units, we will introduce the "Customer
                                                                           Satisfaction" surveys and conduct them on a regular
                                                                           basis. An outcome of these surveys will be a concrete
                                                                           action plan intended to improve performance and
                                                                           effectiveness.


Skills                   Some very talented people but, no                 Perot Systems prides itself on our "World Class"
                         organizational skills or cohesiveness.            Recruiting and Training programs. These programs
                                                                           provide us with a constant steam of technical and
                                                                           business talent within the IT industry. Our intensive
                                                                           recruiting process ensures that we attract and retain
                                                                           the best people in the industry.


Costs                    Poor accounting systems.                          Using our PMM methodology we construct an understandable
                                                                           set of plans, deliverables and cost models. We will
                         We are still learning what cost of                provide CalPX a better understanding of costs and ways to
                         ownership is for many projects.                   further improve them.

                         IT never met a $ it did not want to spend.
                         Has no known idea what it takes to make a buck.


Communication            Lack of communication/coordination contributes    Our Program Office team, rich with business knowledge,
                         to the high cost.                                 will forge strong links to the business units. The
                                                                           implementation of the Change Review Board and IT
                         Overall IT does not take the initiative to do     Steering Committee will provide the framework for
                         things and then report back to stakeholders.      improving communications and developing a strong
                                                                           partnership.
                         Links exists but often fail to check with all
                         parties.


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Perot Systems Confidential      August 31, 1999                          Page 10

California Power Exchange                                      Executive Summary
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INTRODUCTION

Information Technology constitutes the foundation of the California Power Exchange (CalPX) business. To survive and thrive, CalPX must have a robust information system that is predictable in both performance and cost and that can be readily expanded in functionality and performance in response to the needs of a rapidly changing energy marketplace in California an elsewhere. A recent message from CalPX CEO, in which he enumerated the major achievements of CalPX since inception(1), clearly emphasizes the pivotal role of information technology in present and future successes of CalPX.

A robust, cost effective and flexible information system is no accident. It requires knowledgeable, experience and dedicated IT professionals, proven processes and methodologies and a smooth and constructive working relationship with business side of the company. Experience has shown that meeting all these requirements is a major challenge for CalPX today. Lack of brand recognition in technology area has made it difficult for CalPX to bring in and retain skilled IT professionals. At the same time, a hasty start-up made it impossible for CalPX to put all the needed IT processes and methodologies in place and the haste with which CalPX has had to respond to marketplace changes made it impractical to introduce such processes and methologies later. In the meantime, cooperative relationship between the business and IT organizations by and large fell victim to both these factors. The result, to our opinion, is a fragmented information system that fails






--------------

         (1) In his message Mr. George Sladoje said, "As we near the end of our seventeenth month of successful operation, this is a good time to reflect on what we've accomplished so far this year:

         New Products:

                  -        Launch of Bookout Service

                  -        Launch of Block Forwards Market

                  -        Launch of Green Exchange Service

                  -        Launch of Post Close Quantity Match

         We replaced the ABB gateway to the ISO with our own "Buckeye" system -- something we control and own.

         From a systems standpoint:

                  -        Stages 4 & 5

                  -        Refinements to our core software.


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Perot Systems Confidential      August 31, 1999                          Page 11

California Power Exchange                                      Executive Summary
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to fully meet CalPX business needs today, particularly as related to cost and performance predictability, and is becoming exceedingly difficult to expand tomorrow.

Perot Systems hereby reposes to provide CalPX with an IT solution free of many impediments fat by CalPX IT organization. Our solution will enable CalPX to meet all the business challenges that it faces today and in the future. Implementing our solution will enable the IT organization to be viewed by the business units as a vital asset, and an enabler of business solutions in line with its expectations for an IT service that has:



         - A predictable performance with agreed upon service levels for it information system;

         -        A predictable expenditure for its information systems;

         - The ability to quickly respond to the changing business requirements of the California energy marketplace; and

         - The ability to rapidly introduce new products an services both for the California energy market and other energy markets worldwide.

Perot Systems has been a key player in both the design and implementation of California's restructured energy market. To start, we designed many of the business protocols that form the foundation of today's energy market in California. We then played a pivotal role in the timely and successful start of the California ISO and CalPX, As many CalPX veterans are aware, we are credited for removing the last major hurdles for the start of the CalPX market on 4/1/98, by timely deployment of the Zonal Price Calculator and Overgeneration Management applications at CalPX. We have also played an ongoing major role ensuring a successful smooth operation of CalPX since its start.

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Perot Systems Confidential      August 31, 1999                          Page 12

California Power Exchange                                      Executive Summary
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In fact, an examination of CalPX major accomplishments enumerated by the CalPX
CEO clearly recognizes the magnitude of Perot Systems' contribution in realizing all such accomplishments. For majority of these contributions we were the main party responsible for developing and deploying the needed business protocols and information systems(2).




--------------

         (2) In his message Mr. George Sladoje said, "As we near the end of our seventeenth month of successful operation, this is a good time to reflect on what we've accomplished so far this year:

         New Products:

                  - Launch of Bookout Service (around 90% of design and development by Perot systems)

                  - Launch of Block Forwards Market (around 90% of design and development by Perot systems)

                  -        Launch of Green Exchange Service

                  -        Launch of Post Close Quantity Match

         We replaced the ABB gateway to the ISO with our own "Buckeye" system -- something we control and own [around 100 percent of design and development by Perot systems].

         From a systems standpoint:

                  - Stages 4 & 5 (major design and development work by Perot system]

                  -        Refinements to our core software.

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Perot Systems Confidential      August 31, 1999                          Page 13

California Power Exchange                                      Executive Summary
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OUR COMPANY

Perot Systems is a worldwide provider of infomation technology sersrices and solutions to a broad range of clients. Perot System delivers our services primarily through our industry groups, including four target industries--financial Services, Energy, Healthcare, and Travel and Transportation--and other industries in which we have significant clients. We serve our clients by delivering solutions focusd on their needs, with particular emphasis on helping clients more effectively serve their customers.

To achieve this, Perot Systems provides an "integrated service offering"--a combination of core disciplines, including business integration, systems integration and applications development, and information technology infrastructure services. This offering helps clients improve their business operations or create new business offerings.

Using this approach, we are able to create long-term relationships with clients beginning with an analysis of their business strategies and continuing through the implementation of information technology solutions and the realization of the clients' goals.

Several of Perot Systems' characteristics have been key to our success in building an information technology services company with nearly US$1 billion in revenue in just over eleven years. These characteristics include:

     -   Culture of business people grounded in technology.

     - Flat and open management structures that drive decision-making to the field.

     - Aggressive and flexible approach to business development combined with accountability and discipline in execution and delivery.

     -   Sense of urgency in our approach to clients' business issues.

     - Reward structure that encourages and supports risk-taking and initiative.

     - Focus on dynamic industries in the private sector in numerous geographies worldwide.

     - Values that support and balance serving our clients, people, and stakeholders.

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Perot Systems Confidential      August 31, 1999                          Page 14

California Power Exchange                                      Executive Summary
--------------------------------------------------------------------------------

     - Commitment to operate in the center of the field of ethical behavior--never on the sidelines.


For additional information about Perot Systems' experience, see Appendix A ("Perot Systems Qualifications").

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 15

California Power Exchange                                      Executive Summary
--------------------------------------------------------------------------------

THE CURRENT ENVIRONMENT AT CALPX

The following sections concisely illustrate our understanding of the current IT environment. We also highlight several challenges and issues facing program management, applications development and computer operations in this organization.


APPLICATIONS INVENTORY

CalPX information systems enable the following business functions:

     -   Establishment of the marketplace for electrical power

     -   Marketplace access

     -   Bidding and contract acknowledgement services

     -   Participant and bid validation

     -   Trading energy in portfolio blocks

     -   Scheduling with the IS0 at resource level

     -   Price calculation and setting

     -   Real-time support services

     -   Contract settlement services

     -   Billing, invoicing and clearing services

     -   Administrative support systems

An inventory of the current applications at CalPX is presented below - Figure 1. The applications consist of:

     - Applications developed/maintained by the CalPX IT Organization. These applications mainly support the Settlements Business Unit.

     - Applications developed/maintained by Perot Systems under their current contrac/task order. These applications mainly support the Trading Business Unit.

     - Core applications developed/maintained by OM Technologies, which support both the Trading and Settlements Business units.

Figure 2 illustrates how they interact to support CalPX's business initiatives.

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 16

California Power Exchange                                      Executive Summary
--------------------------------------------------------------------------------

                                        BUSINESS                            DEV OR                        MAINTAINED
SYSTEM NAME OR PROJECT                AREA/FUNCTION       CRITICALITY       MAINT?       DEVELOPED BY     BY


CALPX APPLICATIONS
----------------------------------------------------------------------------------------------------------------------------
Power Base                              All                 Core           Maint          CalPX           CalPX
----------------------------------------------------------------------------------------------------------------------------
Data Warehouse (Powerhouse)             All                 Core           Dev & Maint    DWCG            DWCG/CaPX
----------------------------------------------------------------------------------------------------------------------------
PEP+                                    Settlements         Core           Dev & Maint    CalPX           CalPX
----------------------------------------------------------------------------------------------------------------------------
POP                                     Settlements         Core           Maint          CalPX           CalPX
----------------------------------------------------------------------------------------------------------------------------
MDAS (Metering & Data Acquisition       Settlements         Core           Maint          Energy          Energy
System)                                                                                   Interaction     Interactive/CalPX
----------------------------------------------------------------------------------------------------------------------------
SEWeb (Settlements Web System)          Settlements         Core           Maint          CalPX           CalPX

Extranet, phase II                      All                 Core           Maint          CalPX           CalPX

Intranet                                All                 Secondary      Dev            CalPX           CalPX

Market Clearing Prices (MCP)            Trading             Core           Maint          SBK             SBK
                                                                                          Technology      Technology/CalPX

PeopleSoft Financials - GL, AP, AR &    Finance &           Core           Maint          Third-party     CalPX (upgrades
Billing                                 Settlement                                        vendor          with PeopleSoft
                                                                                                          support)
----------------------------------------------------------------------------------------------------------------------------
WIDGET                                  Marketing           Secondary      Maint          CalPX           CalPX
----------------------------------------------------------------------------------------------------------------------------
PEROT SYSTEMS APPLICATIONS
----------------------------------------------------------------------------------------------------------------------------
BFM - Reporting, Ticker                 Trading             Core           Dev & Maint    Perot Systems   Perot Systems
----------------------------------------------------------------------------------------------------------------------------
Zonal Pricing Calculator                Trading             Core           Maint          Perot Systems   Perot Systems
----------------------------------------------------------------------------------------------------------------------------
BUCK EYE                                Trading             Core           Maint          Perot Systems   Perot Systems
----------------------------------------------------------------------------------------------------------------------------
Real-time data log                      Trading             Core           Dev & Maint    Perot Systems   Perot Systems
----------------------------------------------------------------------------------------------------------------------------
Inter-Tie Over Scheduling (ITOS)        Trading             Core           Maint          Perot Systems   Perot Systems

PX Settlements Reporter/TO Debit        Settlements         Core           Dev Maint      Perot Systems   Perot Systems
(PXSR/TODebit)

Manta-Ray                               Trading             Core           Dev            Perot Systems   Perot Systems

QF EA (PG&E sponsored)                  Trading             Core           Dev            Perot Systems   Perot Systems

OM APPLICATIONS

Trading Application                     Trading             Core           Maint          OM              OM

Settlements Application                 Settlements         Core           Maint          OM              OM

TITAN Project                           Settlements         Core           Dev            OM              OM

CORE DB                                 Trading             Core           Maint          OM              OM

BFM Backend                             Trading             Core           Maint          OM              OM



FIGURE 1. CALPX SOFTWARE APPLICATIONS INVENTORY


                                APPLICATION     USER           OPERATING   DEVELOPMENT         PURCHASED             DATABASE
SYSTEM NAME OR PROJECT          ARCHITECTURE    INTERFACE      SYSTEM      TOOL/LANG           COMPONENTS            SYSTEM

CALPX APPLICATIONS
-----------------------------------------------------------------------------------------------------------------------------------
Power Base                      3-tier          Browser         NT         VB, ASP, T-SQL      Active File 2.0 by    SQL Server
                                                                           Proc & Triggers     Infomentum
                                                                           in DB
-----------------------------------------------------------------------------------------------------------------------------------
Data Warehouse (Powerhouse)     2-tier          Client/Server   HP-UX      ERWIN, Sybase       Informatica           Sybase 11.5
                                                                           stored procedures,  PowerMart, CA
                                                                           (few C++ programs)  AutoSys, Business
                                                                                               Objects 4.1
-----------------------------------------------------------------------------------------------------------------------------------
PEP+                            3-tier          Client/Server   NT         VB                                        Sybase
 ----------------------------------------------------------------------------------------------------------------------------------
POP                             2-tier          Client/Server   NT         PERL Scripts                              SQL Server
-----------------------------------------------------------------------------------------------------------------------------------
MDAS (Metering & Data           2-tier          Client/Server   NT         C++                                       SQL Server
Acquisition System)
-----------------------------------------------------------------------------------------------------------------------------------
SEWeb (Settlements Web System)  3-tier          Browser         NT         VB 6.0, ASP,        ActiveFile 2.0 by     SQL Server
                                                                           T-SQL, ActiveX      Infomentum

Extranet, phase II              3-tier          Browser         NT         ASP/HTML                                  SQL Server, I

Intranet                        3-tier          Browser         NT         ASP/HTML/                                 SQL Server, I
                                                                           JavaScript

Market Clearing Prices (MCP)    2-tier          Browser         NT

PeopleSoft Financials -                                         HP-UX      Peoplesoft (C,      Peopletools, Crystal  SYBASE
GL, AP, AR & Billing                                                       COBOL, SQL used     Reports, SQR
                                                                           in Peopletools?)
-----------------------------------------------------------------------------------------------------------------------------------
WIDGET
-----------------------------------------------------------------------------------------------------------------------------------
PEROT SYSTEMS APPLICATIONS
-----------------------------------------------------------------------------------------------------------------------------------
BFM - Reporting, Ticker         2-tier          Browser         NT         Java, ASP,                                SQL Server
                                                                           Business Objects
-----------------------------------------------------------------------------------------------------------------------------------
Zonal Pricing Calculator        2-tier          Client/Server   NT         VB, C                                     Sybase
-----------------------------------------------------------------------------------------------------------------------------------
BUCK EYE                        2-tier          Client/Server   NT         VB, C++                                   Sybase
-----------------------------------------------------------------------------------------------------------------------------------
Real-time data log              2-tier          Client/Server   NT         VB, C++                                   SQL Server
-----------------------------------------------------------------------------------------------------------------------------------
Inter-Tie Over Scheduling       2-tier          Client/Server   NT         VB, C++                                   SQL Server
(ITOS)

PX Settlements Reporter/        2-tier          Client/Server   NT         VB, C++                                   SQL Server
TO Debit (PXSR/TODebit)

Manta-Ray                       2-tier          Client/Server   NT         VB, C++                                   SQL Server

QF EA (PG&E sponsored)          2-tier          Client/Server   NT         VB, C++                                   SQL Server

OM APPLICATIONS

Trading Application                                                                                                  Flat Files

Settlements Application                                                                                              SYBASE

TITAN Project

CORE DB                                                                                                              SYBASE

BFM Backend                                                                                                          SQL Server

FIGURE 1. CALPX SOFTWARE APPLICATIONS INVENTORY


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Perot Systems Confidential      August 31, 1999                          Page 17

California Power Exchange                       The Current Environment at CalPX
--------------------------------------------------------------------------------

                         [COMPUTER ARTWORK]
                                                          Other Misc. Perot
                                                           Scheduling and      Zonal Pricing
                                        Master/Master         Real-Time       Calculator (ZPC)
                                                            Applications


                                                                                                    BUCKEYE
                                                                                                    (ISODAB)
                                   Trading App               CORE DB
                                      (TA)                                      PX_SPECIAL                          I
                                                                                                                    S
                                                                                                                    O
                                                                                       Metering & Data
                                                                                      Acquisition System
                                        Energy Auction      DataWareHouse                   (MDAS)

[COMPUTER ARTWORK]
                         Settlements
                         Statements
                         Flat Files

Settlements
    Web          POP                   Settlements
  System

                          Billing                             PEP PLUS
                           Files


PeopleSoft
  Billing                                                                            BFM Reporting       [COMPUTER ARTWORK]
  System                                                                                System
                                        BFM Backend

Invoices
                                                                                         MCPs            [COMPUTER ARTWORK]


FIGURE 2. APPLICATION TOPOLOGY MAP

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 18

California Power Exchange                       The Current Environment at CalPX
--------------------------------------------------------------------------------

CHALLENGES IN PROGRAM MANAGEMENT AND APPLICATIONS DEVELOPMENT

In the process of reviewing both the applications and the applications-related organizations, several issues and challenges were identified and discussed. These challenges were identified through interviews with the IT Directors, a review of the 1999 IT Survey Results, and discussions with Perot Systems Associates who have been associated with the CalPX organization for some time. The challenges we identified include the following:

     o Communication between IT and the business areas is not effective and was identified by the 1999 IT Survey as one of the two major challenges.

     o Due mainly to above projector program planning and tracking are neither effective nor consistent. The other major challenge identified by the survey, this issue highlights three areas of concern:

         - No consistent, updated, and communicated IT project plan is in place.

         - No time is recorded and no project accounting is captured, making it difficult to track actual efforts against a plan.

         - Project funding and expense application is difficult to control and track, especially as they relate to capital versus operating funding.

     o Roles and responsibilities between applications, operations, testing, and business areas are unclear.

     o There is many levels of IT activity that occurs outside of the IT organization.

     o Application standards are neither implemented nor enforced across the organization.

     o Configuration management, while being addressed, is not implemented organization-wide.

While these challenges clearly exist, it should be noted that the IT organization is working hard and doing its best to deliver results to the business areas.


CHALLENGES IN COMPUTER OPERATIONS

The CalPX IT environment is fast-moving and dynamic, driven by business units requiring quick product development and delivery. The CalPX IT environment

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 19

California Power Exchange                       The Current Environment at CalPX
--------------------------------------------------------------------------------

evolved quickly and often without specific process or controls. As a result of the organization's rapid growth, the current operations environment at CalPX contains what we believe to be significant risks compared to current IT industry standards--specifically, components of data security, change and process management, and systems management. Through improved processes in the day-to-day management of the operational environment and a more comprehensive approach to data security, CalPX would maintain a r&able production environment for the business units.

Your Level I Help Desk manages customer calls, resolves customer technical problems, monitors critical systems, and interfaces with hardware and soBware vendors. Problem management is being implemented using the Remedy system, and a central change coordinator is managing the application and system changes. These functions are all essential components for every IT Operations team.

Areas where improvements are definitely needed are:

DATA SECURITY - Access to production data is marginally controlled fiorn applications and the software development community. This increases an opportunity for data corruption and/or production outages.

CONFIGURATION MANAGEMENT - The current environment lacks the security and controls to effectively provide a stable environment, and changes are implemented in an ad hoc fashion. New software releases are not properly planned or scheduled. This may compromise or regress production software at all Ievels.

SEVICE LEVEL REPORTING - Since service levels are not established and reported to the business units, CalPX is unable to assess the overall effectiveness in delivering IT services.

PERFORMANCE MONITORING - For mission-critical systems and applications, performance metrics must be tracked and measured constantly to avoid unnecessary service impacts caused by under-performing business systems.

PROGRAM MANAGEMENT - Utilizing a predefined methodology in which projects are managed using a common set of processes will help ensure that projects are completed on time and within budget.

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 20

California Power Exchange                       The Current Environment at CalPX
--------------------------------------------------------------------------------

CAPACITY PLANNING - By enabling CalPX to measure and benchmark current computer resources, you will be able to forecast this usage based upon business growth and expected service levels.

Figure 3, on the next page, illustrates our understanding of the system configuration supporting the California Power Exchange.

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 21

California Power Exchange                       The Current Environment at CalPX
--------------------------------------------------------------------------------

Alhambra CA                                                           Cal PX
                                                                      System
            EMC 7800                                              Configuration
             450 Gb                                NT Clusters

  |      |            |           |      |     |

K460   K460         K460        K460   K460
             MC Service Guard
                  Cluster

  |      |            |           |      |                           MCI Network

  |      |            |           |      |                     |   |
                                                   Sun Solaris
K460    K460                    K260                 Sun Solaris   | Folsom CA
                      |
                                        K260                   EMC 7800
                                                                450 Gb
                      |
    |          |          |          |                 |     |      |       |

DEC Alpha  DEC Alpha  DEC Alpha  DEC Alpha           K460   K460   K460   K460
Cluster               Cluster

                                                            MC Service Guard
                                                                Cluster

Figure 3. CalPX's System Configuration

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 22

OUR SOLUTION

In addition to an overview of our proposed solution, we offer a discussion about the success-critical employee transition, our program management approach, and the organization we anticipate implementing. We also present our plan and schedule, as well as anticipated roles and responsibilities for both Perot Systems and CalPX.


OVERVIEW OF SOLUTION

We propose a full 36 month services agreement to provide program management, applications development and computer operations services to the California Power Exchange. We will establish a baseline level of service that includes the services discussed in this proposal. Additional incentives, to be agreed upon later, will be included to achieve and exceed service levels. We will offer discounted rates on all services that CalPX requires and that are not a part of the baseline services. All application development projects will be evaluated against the baseline of services. If additional resources are required, they will be identified through the change control process and approved or rejected as a part of the change process. Each project will require a business unit sponsor that will work with the Program Office to establish the requirements, and IT will jointly take these new projects forward to the IT Change Review Board.

The principal elements of our solution are:

     o   Transition process

     o   Establishment Program Management Office

         -   Control Review Board

         -   IT Steering Committee

         -   Business Consultants

     o   Realignment of Roles and Responsibilities

     o   Realignment of Applications Development and Maintenance

     o   Realignment of Computer Operations

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 23

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

EMPLOYEE TRANSITION

Over time, Perot Systems has gained important experience in transitioning people from one work environment to another. Regardless of the circumstances surrounding the transfer of employment, we recognize that, by nature people are resistant and sensitive to change, and considerable care must be taken to ensure that transitioning employees receive timely, specific communication throughout the process.

One of our guiding principles at Perot Systems is, "We treasure our people." Thus, we are committed to achieving a smooth transfer of all employees who are identified to transition to Perot Systems from a client. Our approach is based on a flexible three-phase process tailored to fit the specific needs and logistical requirements of our individual clients.

The actual transition plan is based on a high degree of open communication and coordination between all parties to minimize any disruption to empIoyees or to the client's ongoing business operations.


EMPLOYEE UTILIZATION

Perot Systems' transition methodology has proven succassfu1 at blending the specialized application and business expertise of our team with our culture and reliable service methodology. To quickly infuse the Perot Systems methodology and culture into the transitioning team, Perot Systems adds to the team our most seasoned leadership with direct experience in the industry at hand. Based on an assessment of team needs, Perot Systems also augments the team with specific seasoned technical expertise.

Subcontractors are used in isolated roles when a specific expertise is needed immediately and is not readily available. In these cases, Perot Systems will select a consultant fkom a business partner for a limited period of time.

One advantage Perot Systems provides is that we will periodically provide new perspective for the client by using new hires or Associates transferred into the existing staff. It is important to manage Associates' experience and to ensure that they continue to grow professionally. By managing Associate career movements, we ensure vitality in our clients' organization by constantly exploring ways to

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 24

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

improve their service, as well as sharing the benefits of experience from previous settings.

THE TRANSITION PLAN

We believe that a successful employee transition:

     -    Creates a strong foundation on which to build our client relationship.

     - Assures that the client's employees have a smooth, comfortable employment transition.

     -    Assists employees in moving through the various phases of change.

     - Provides continuing development, care, and opportunities for the transitioned employees.

Perot Systems strongly recommends a partnership approach where we work side-by-side with CalPX to develop a detailed transition plan, We believe a successful employee transition plan centers around three key elements:

     -    Communication to the employees

     -    Care of those employees

     -    Careful, comprehensive change management

Perot systems recognizes the importance of addressing the cultural aspects involved with integrating two companies' principles, philosophies, and processes. Transitions of any nature will require a major adjustment on the part of all concerned. Employees may generally resist change and have difficulty working in new ways, Over time, comfortable work patterns and routines are established. These patterns become an integral part of employees' daily professional life, becoming the unwritten "rules of the game" by which they will conduct their daily work.

When confronted with the prospect of a transition, there is no question that CalPX's employees will benefit from knowing and understanding the business rationale behind the decision. However, once informed of this business decision, each employee will personally internalize the situation and ask the question, "What happens to me?"

This is a natural and expected response. Perot System' transition process addresses this question, as well as many others, so that the employees know

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 25

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

exactly where they stand, understand their importance in the overall success of the business agreement, and are comfortable with their new employer, TO achieve a successful transition, we encourage transition employees to follow these steps:

     -    Think about it.

     -    Examine their feelings.

     -    Seek information.

     -    Take charge,

The actual process of transitioning employees cannot be I& to happen over time. Proper planning and careful attention must be given to the emotional and cultural aspects of the changes that will be taking place. Detailed planning, consistency, and superior change management is vital to the success of the transition and the overall long-term success of the partnership between CalPX and Perot Systems,

Perot systems uses a multi-phased approach to employee transitions.

PRE-TRANSITION PHASE

The amount of time allocated for this phase can vary greatly from several weeks to a few months. During this phase, the key activities center around gathering and analyzing information, building relationships with our partners, and planning logistics and communications. In particular, we will look at the following areas:

     -    Benefits

     -    Compensation

     -    Employee data

     -    Corporate culture and policy

Benefits and compensation are of particular importance to everyone. Perot Systems is guided by a commitment to transition employees at their existing base salary and with a benefits package that--taken as a whole--is at least comparable to that which they were accustomed to receiving. Part of this process will involve the completion of a side-by-side benefits analysis with input from CalPX's human resources personnel. By completing this side-by-side analysis, we can harmonize the benefits and identify and resolve any potential issues prior to meeting with the employees. The challenge we face is to examine all corporate practices and establish a fair, consistent compensation and benefits package that respects all

--------------------------------------------------------------------------------
Perot Systems Confidential      August 31, 1999                          Page 26

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

local, state, and international legislation and is favorable for the transitioning employees.

Finally, we must look at corporate culture. Perot Systems is a global corporation, and as such, employs a workforce that is not restricted by geographic or corporate lines. This open atmosphere is ideal for transition situations, as it readily permits the "blending" of two corporate cultures. Perot systems' biggest challenge and foundation for growth is the attraction, retention, re-skilling, and motivation of excellent information technology professionals, It is Perot Systems' motivation to keep Associates employed and engaged at Perot Systems, whether at CalPX, or at another client.

LOGISTICAL PLANNING

Transitioning employees from CalPX to Perot Systems requires a great deal of detailed, logistical planning. The first impression formed by CalPX's employees will be critical. All Associate-related issues must be resolved prior to the transition meetings. During the Pre-transition phase, Perot Systems will work ery closely with the management of CalPX to ensure we have the answers your employees will be seeking. This period of time also allows us to build critical relationships with our counterparts within your company, which is key to the Overall success of the transition.

COMMUNICATIONS PLANNING

Another component of the Pre-transition phase is communications planning. With input from CalPX, Perot Systems will customize a communications plan using the took and techniques that have traditionally been most effective with your employees. Current CalPX communication tools may be supplemented with additional tools as needed.

Examples of supplemental tools and strategies might include:

     -    Linkage of internal and external communications

     -    Regular employee roundtable sessions

     -    Change adaptation workshops

     -    Employee telephone hotline

     -    Transition question and answer documents

     -    Employee orientation sessions

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Perot Systems Confidential      August 31, 1999                          Page 27

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

     -    Leadership forums

     -    Current CalPX leadership involvement

LEADERSHIP

Successful change requires the full commitment of the leaders of both companies, The leadership at CalPX and the leadership at Perot Systems must support the transition 100 percent for it to succeed. Thus, Perot Systems will rely on any transitioning CalPX leaders to assist with positive communication of the transition message.

Throughout the process, the transitioning employees must never feel forgotten, alone, or lost. The Communications Plan we develop together must be guided by a commitment to make some form of communication available to every employee each day during the critical first weeks and months of the transition.

TRANSITION

The acceptance of this proposal by CalPX marks the beginning of the Transition Phase. By this point, all employee-related issues will have been identified, analyzed, and resolved, The Transition Phase is characterized as a series of meetings designed to bring transitioning employees `"into the loop." During this phase, the Perot Systems delivery manager and team will be onsite, A fill-time Perot Systems' Transition team, consisting of human resources personnel, transition experts, and recruiters familiar with Perot Systems' current requirements at other accounts and engagements, will also be on site at CalPX during this phase to conduct a series of transition meetings.

Employees facing a transition have a strong need and a right to know as much as possible about this new business relationship, as well as the values and practices of their new employer. The purpose of the transition meetings is to provide the employees with facts, address any rumors head-on, and provide: counseling to facilitate the transfer, At a minimum, the following meetings should occur during the Employee Transition Phase:

     -    Group meetings

     -    Individual sessions, including interviews

     -    Administrative sessions, including weekly updates

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Perot Systems Confidential      August 31, 1999                          Page 28

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

GROUP MEETINGS

Group meetings ensure that all transitioning employees are on the same "playing field," hearing the same information at the same time, Topics to be discussed in these meetings should include the following:


     -    Formal announcement of the CalPX/Perot Systems agreement

     - Overview of Perot Systems, including organizational history, principles, benefits, compensation, and training

     -    Schedule of transition events

     -    Question and answer period

     -    Distribution of informational packets

The group meeting is one step in the communications process and is an excellent tool to control the rumor mill and to provide employees with a taste of their new employer.

INDIVIDUAL SESSIONS

Although the transitioning staff will have the opportunity to ask questions during the group meeting, Perot Systems has found that some employees may feel too intimidated or uncomfortable to ask questions in a group setting. For this reason, we: also include an individual, private session as the second component of the Employee Transition Phase. This session is not a formal interview, but an additional means of clearly communicating with employees in a less formal and more private setting.

The importance of physically meeting one-on-one with every employee who transitions to Perot Systems cannot be underestimated. This personalized attention accomplishes the following goals:

     - Provides another opportunity for the employee to ask questions or voice concerns.

     - Provides Perot Systems with the opportunity to formally extend job offers, collect necessary paperwork, and begin the new-hire process.

     - Reinforces to the employees their importance in the overall success of the new business agreement.

We have found these sessions to be most productive if they are conducted within two weeks of the group meeting or kick-off. In order to ensure timely processing

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Perot Systems Confidential      August 31, 1999                          Page 29

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

of the CalPX employees, Perot Systems will expand the transition team during this period.

ADMINISTRATIVE SESSION

The final component of the Employee Transition Phase is an administrative session. This session provides one last opportunity for Perot Systems' Human Resources personnel to ensure that all of the employees' forms me COrrect and complete. Additionally, this brief session gives the employee another opening to meet with a Perot Systems Associate and ask questions.

The group meetings, individual sessions, arid administrative sessions are the primary activities that take place during the Employee Transition Phase. However, these sessions are not all-inclusive. Additional meetings and communications tools may be used to ensure a constant flow of information during this critical time.

PROGRAM MANAGEMENT APPROACH

In this section we highlight our program management approach. We present our Program Management Methodology (PMM). We highlight three critical project control areas: problem management, change management, and configuration management. We also introduce the concepts of a Change Review I Board and an IT Steering Committee.

OVERVIEW OF OUR PROGRAM MANAGEMENT METHODOLOGY

Perot Systems has developed a structured approach to managing projects and programs that we call our Program Management Methodology (PMM). It provides a standard approach to program and project management based on our best practices. "Users" maintain the flexibility to adapt to client needs and practices.

The PMM's five phases provide a time-phased approach to managing programs and projects (see figure 4). Users can begin by identifying the current STATUS of their projects in relation to the PMM phases. A program is iterative in nature, with multiple projects in varying stages of progress. Therefore we apply PMM iteratively.

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Perot Systems Confidential      August 31, 1999                          Page 30

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

                 INITIATION                         EXECUTION

       1                2               3               4               5

    FEASIBILITY                      PLANNING                       SHUTDOWN

     FIGURE 4. THE FIVE PHASES IN THE PROGRAM LIFECYCLE

Perot Systems follows the Total Quality Management approach to assure that tie products and services we produce meet our clients' needs and expectations. Perot Systems USES a three-tiered approach to quality: defect detection and removal, defect prevention, and continuous process improvement. In addition, all Perot Systems methodologies contain checkpoints designed to assure that the engagement is on track at various points in the lifecycle.

An extremely important element of program management at CalPX will be the presence of highly skilled and seasoned business consultants. These business consultants will not only play a key role in developing and refining CalPX's business protools but also ensure a smooth interface between the business community and IT community at CalPX.

PROGRAM MANAGEMENT OFFICE

The Program Management Office (PMO) is the nucleus for managing projects in an enterprise-wide environment to ensure that projects are aligned with your strategic business goals. We facilitate the integration of common efforts across business units and govern projects to meet your increased customer expectations. We have established a history in the program of the arena and have captured our success using a methodology that produces customized results based on your business requirements.

However, a methodology alone is not enough to ensure success. Our team approach combines understanding of CalPX business, methodology with our commitment to working closely with each client in creative relationships. Together as a team, we interact to solve business problems-initiatives are driven by our client's enterprise strategy. We look at where you are now, where you

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want to go, and what is the best way to get there--and then help you make it happen.

The Program Management Office is a single point of contact for projects and represents complete service delivery and offers a scalable project execution methodology. designed to encompass only the components needed to succeed. Working together as a team, we facilitate the integration of common project efforts throughout an enterprise to ensure projects are within budget and on schedule, while also remaining aligned with the enterprise's business vision,

Perot Systems' PMO delivers an enterprise-wide solution that will:

     - Interface effectively and continuously with business units to understand their needs.

     -    Prioritize projects with strategic business goals.

     -    Facilitate integration of common efforts across business units.

     -    Improve the: project success track record.

     -    Minimize risks and control costs.

     -    Consolidate reporting to monitor progress of critical initiatives.

CHANGE REVIEW BOARD

We propose to implement a Change Review Board consisting of CalPX Senior Executive and members from the Program Office. This board will meet monthly to review submitted requests for changes and either approve or reject these requests. This board will also prioritize the change orders and existing project work if necessary to meet the demands of the business. All changes will be brought to the Change Review Board by a sponsoring business unit and the IT department. Monthly project status reports will be provided to the Change Review Board members so they can be kept updated to the most current project status.

IT STEERING COMMITTEE

We propose the formation of an IT Steering Committee headed by the CIO. The members will also include the Program Manager, the Applications Director and the Operations Director. Also, on this team will be representatives from each of the major business units. This team will meet weekly to discuss upcoming events

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such as; major new software releases, hardware implementations and planned change schedules. This team will also explore technology areas that can bring business value to the enterprise that are not being currently exploited. These strategies will be driven by the directions and needs of the business units in response to operational or market challenges, If this team generates any change request they will follow the process as defined for changes. These change requests will be sponsored to the Change Review Board by one of the IT Steering Committee members.

BUSINESS CONSULTANTS

We will engage with client at the root of a business problem resolution or business expansion activity to determine the best possible solution, whether IT related or not. Our business consultants are completely fluent with the problems, concerns and aspirations of CalPX and the energy markets in California ad beyond.

PROBLEM MANAGEMENT

Perot Systems' problem management services include problem triage, logging, escalation, tracking, and reporting for each problem call, from initiation to resolution for many of our clients, the Help Desk has become a focal point for service level agreements, vendor management, network support, applications support, and desktop services. Perot Systems owns and is responsible for all requests and resolutions, from the time of the initial call through completion and technical follow-up. Whenever possible, requests are addressed directly during the initial call by the organizations responsible for client support. If a request cannot be handled directly, it is dispatched to the appropriate support team.

THE REMEDY ACTION REQUEST SYSTEM

The Remedy action request system is the premier problem-tracking and management system in the industry. The Remedy system's greatest strengths are its knowledge database and ease of customization. We will tailor the Remedy system to track and manage CalPX's specific business processes such as change, asset, and facilities management, as well as defects and work orders. All trouble calls, system modifications, system and application outages, and change requests are entered and tracked through the Remedy system. We will use the action

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request system to generate useful system performance, Help Desk metrics, and service level reports.

CHANGE MANAGEMENT

We will track changes, regardless of their origin, through a formal change management process. The business unit representative, Operations, and the IT organization will be able to make change requests. Each change request will be submitted to the Program Office to coordinate initial cost and schedule estimates. The Program Office staff will complete estimates within 15 business days and return each estimate to the original requestor. Estimates are then revised as necessary to achieve concurrence between requestor, sponsor, and the PMO.

Then, once a month, changes are presented to the Change Review Board for approval. If approved, the change is assigned a change control number, worked into the Integrated Master Schedule maintained by the PMO, and added into the PMO monthly customer reports. The board also may shift priorities and schedules, including ongoing projects, based upon the business needs of any the projects under consideration. Should the board reject the change, it will be returned to the PMO and requestor to determine if a course of re-submittal is warranted. The PMO shall have sole responsibility for the execution of any and all changes approved by the Change Review Board. A process flow diagram of this is illustrated in Figure 5.



                Submit Request
Generate              to                  PMO Coordinates      PMO & Requestor
 Change            Program               Cost and Schedule         Agree on
 Request          Management                 Estimate          Schedule & Cost
(Business)          Office

                                                    NO

                  PMO Assigns                                      Requestor
PMO Initiates   Change Controls                Board            Presents Change
Change & Adds  & Integrates into     YES      Approves          to Change Review
 to Customer   Integrated Master               Change                 Board
 Reporting         Schedule

FIGURE 5. ILLUSTRATION OF CHANGE MANAGEMENT PROCESS FLOW

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CONFIGURATION MANAGEMENT

We have the environments, procedures, source control software, and automation in place to support multiple development environments using the same software base. The concurrent efforts that exist today include production support and a single enhancement stream, although we have intentions and me prepared to accommodate a second enhancement stream.

Each enhancement stream today is a logical branch off of the current production source (soon to be 8 physical branch). Production support changes must then be merged back into each enhancement stream. Once the enhancement stream goes into production, it then becomes the production support environment and will be branched to support a new release cycle (we are currently on a quarterly release cycle).

Regardless of the environment, system components follow the same lifecycle. System changes or issues start with the customer opening a change or problem ticket. This ticket is assigned a number, which is then used as a reference number for any system components modified as a result of that request, An analysis is done on the request to determine the system components impacted. If this is a change request, its cost is estimated and presented for customer approval. If approved, it proceeds to the development teams, along with any problem tickets, so the appropriate work can be completed.

During the development process, there are reviews and approvals both by peers and leads. Once the changes pass through unit and integration test, they are passed to the test team for systems testing. If approved by the test team, the changes will continue to customer testing. Once again, if the customer approves, the change will be released. Enhancements and "non-critical bugs" will be placed into production during a regularly scheduled release. "Critical bugs" will be implemented as soon as is practical. Any request received as an emergency request (off-cycle processing) involves a form and must be justified and approved by the customer, application team lead, and one designee of the Change Review Board.

The complete development and acceptance process involves separately distinct source labels in our source control tool. Each of these environments has its own build schedule. If modules are placed into specific areas without the required reference number (as described above), the change management team removes the modules and notifies the teams.

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ORGANIZATION

In this section, we present the organizational structure that will support CalPX's IT requirements. Figures 6 and 7 show the transitional and final organizations. All roles and responsibilities related to these organizational structures are covered in this Section,

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                        CIO                     COO                     Officers

                                    [GRAPHIC]

FIGURE 6. THE PROPOSED CALPX/PEROT SYSTEMS IT ORGANIZATION - TRANSITION PERIOD



                        CIO                     COO & Officers


                                    [GRAPHIC]

FIGURE 7. THE PROPOSED CALPX/PEROT SYSTEMS IT ORGANIZATION--FINAL

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APPLICATIONS MANAGEMENT

Perot Systems proposes to leverage our deep knowledge of the business processes, credibility and smooth working relationship with the business units, proven project and applications management experience, as well as OUT methodologies and processes, to develop business applications in an effective, predictable, and cost-effective manner. The IT function will be based on the leadership from the Change Review Board, discussed earlier, that will direct the use of committed resources, measure the effectiveness of IT services, and obtain additional funding, if required.

APPLICATIONS DEVELOPMENT

Application development will use Perot Systems' proven Application Development Methodology. The development resource will be baselined, and projects will be initiated, committed, and managed under guidance and leadership of the IT Steering Committee and the Change Review Board.

The Perot Systems Program Management Methodology (PMM) is used in the execution of all projects, including those involving software development. Software development projects we broken into a series of components that include requirements gathering, analysis, design, development, testing, release and operations activities, These are clearly identified in the Perot Systems Application Development Methodology.

The table below gives a rough mapping of these software development components to the PMM Lifecycle Phases, along with how they might map to the CalPX business processes.

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
Life Cycle
  Phase          Key Results of Phase Completion         IT Application Development Activity

Feasibility      Initial Scope and Objective developed   None
                 by Business Units, Program Manager
                 and IT Steering Committee

Initiation       Requirements, high-level estimate and   High-level requirements, analysis, and
                 proposal returned to CalPX IT Steering  overall estimate
                 Committee, who authorizes detailed
                 design and planning                     A key tool for developing these
                                                         requirements is the Project Definition
                                                         Workshop (PDW)

Planning         Approval by the CalPX Change            Detailed functional requirements,
                 Review Board proceed                    software development plans (including
                                                         defining change management, risk
                                                         management, test plan, acceptance
                                                         plan, operations planning, etc.),
                                                         technical requirements, and
                                                         analysis/design

Execution        Successful completion of project and    Detailed analysis/design, development,
                 customer satisfaction                   testing, release, operations

Shutdown         Knowledge and reusable components       Shutdown
                 harvested

FIGURE 8. PMM LIFECYCLE APPLIED TO CALPX

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                                    [GRAPH]
          Program Management, Project Tracking, Processes Improvement

                        APPLICATION DEVELOPMENT APPROACH

FIGURE 9. APPLICATION DEVELOPMENT APPROACH

APPLICATIONS MAINTENANCE


Application maintenance will be performed from the maintenance resource in the baseline plan. Using an appropriate time recording system, we will record the maintenance, including:

        -   Application/component

        -   Type of activity (analysis, coding, debugging, testing, etc.)

        -   Hours

The IT Steering Committee will track maintenance levels using reporting and metrics generated from the time recording process and other sources. The committee can modify the maintenance baseline by adjusting allocations between development and maintenance, as required.

Maintenance activity will be initiated by two sources:

        - Production problems, referred to the maintenance group via Remedy tickets, classified in terms of severity.

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        -   Enhancements requested by the business areas. These requests will be managed through the change management process.

ROLES AND RESPONSIBILITIES

The table below illustrates the proposed organizational structure and the roles and responsibilities for each organization.


                  Develop     Initial     High Level            Detail        Detail Design,    Maintenance
                    ment      Scope &    Requirements,        Functional      Develop, Test,
                  Project   Objectives     Analysis,          Reqmts, SW     Release, Install
                 Proposal               Overall Effort        Dev Plans,
                                          Estimate            Technical
                                                            Reqmts, Effort


Business         Initiate   Provide     Review & Concur    Review &         Review, Validate,  Report
Area or IT                                                 Concur           Concur             Problems
Steering
Committee                                                                                      Initiate
                                                                                               Enhancement
                                                                                               Requests

Program          Plan       Plan        Plan Negotiate     Plan Negotiate   Plan Negotiate     Plan Negotiate
Managers         Negotiate  Negotiate   Track              Track            Track              Track
                 Track      Track

IT Application   Evaluate   Evaluate    Perform            Perform          Perform            Evaluate
Development                                                                                    Impact

                                                                                               Fix Bugs

                                                                                               Implement
                                                                                               Change
                                                                                               Request

Change                      Approve     Approve             Monitor          Monitor           Monitor, Adjust
Review                                                                                         resources
Board                                   Allocate            Adjust           Evaluate Results
                                        Resources           Resources                          (On
                                                                                               Maintenance as
                                                                                               a whole)

FIGURE 10. ROLES AND RESPONSIBILITIES


ENTERPRISE SYSTEMS ARCHITECT

An Enterprise Systems Architect would provide the technology direction for CalPX projects. This Associate would:

        -   Establish the current and the future system architecture.

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        -   Define IT standards to avoid multiple platforms, database types, and development languages.

        -   Evaluate and select tools and products.

        - Review, assist, and approve the technical architecture for all new applications.

        - Suggest consolidation Or migration of applications to establish integrated system architecture,

 SYSTEMS PROCESS IMPROVEMENT

 Our systems process improvement activities would enable continuous systems process improvement within CalPX's IT division. It would establish processes and ensure that they are implemented within all projects. The three key process areas on which we would focus are:

        -   Requirements management

        -   Project planning

        -   Project tracking and oversight

 Software process improvement responsibilities would include:

        - Customize and ensure implementation of the Project Management Methodology to enable the key process areas.

        -   Communicate standards under which all projects are to be managed.

        - Establish a common language and terminology with common methods across all projects.

        -   Determine the process to measure productivity and establish metrics.

QUALITY ASSURANCE

Quality assurance personnel will perform integration & regression testing on applications before they are placed into production. This activity would include new development and maintenance or enhancements to existing systems.

Currently, TestMasters contractors are used to perform a part of this activity, and they report into Computer Operations organization. We propose to integrate Quality Assurance as part of Applications Development & Support organization.

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Initially, we would use contractors from TestMasters under Perot Systems'
direction, as part of tie existing contractual arrangement with CalPX, This relationship and the direction of quality assurance in the future represent an opportunity for additional cost savings.

APPLICATION CHALLENGES ADDRESSED

In the current environment discussion, several application challenges were identified. The table below summarizes those challenges and how our proposal addresses them.



      CHALLENGE                                         HOW ADDRESSED



Communications between IT and the            Change Review Board, IT Steering Committee,
business areas                               Program Management, business  Consultants,
                                             Systems Process improvement

Lack of complete IT project plan             Program Management

No time recording, project accounting        Implement Project Accounting

Project funding                              Change Review Board

Roles and responsibilities                   Program Management, Systems Process Improvement

IT activity in Business Units                Partially addressed; additional future opportunity

Applications standards                       Enterprise Systems Architect, Systems Process
                                             Improvement

Configuration management                     Enterprise Systems Architect, Systems Process
                                             Improvement

FIGURE 11. APPLICATION CHALLENGES

COMPUTER OPERATIONS

The Computer Operations team provides CalPX with 24-hour coverage and support 365 days a year to ensure that the established business service levels are met. Operation teams report daily on service levels key to management. Frequent meetings are also held in the areas of problem, configuration, and change management to communicate changes to the appropriate business unit representatives.

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Perot systems will remotely operate the CalPX systems located in Alhambra,
California. The Level I Help Desk will remain in Alhambra, The operating system administration, Sybase and SQL Sewer database support, performance and tuning, aid capacity planning will all be supported from our nationwide support center in Dallas, Texas. This technical support team has over 650 technicians that are available to support CalPX's needs.

Perot Systems will be responsible for maintaining and enhancing automated operations processes and procedures for all computing environments, including system software, online applications, and batch, tape, and print operations. Perot Systems' Operations team operates in a fully automated operations environment using adopting an Enterprise System Management approach. This approach allows for single point-of-control monitors, alerts, and proactive reactions for the entire enterprise, regardless of the devices and platforms it contains. From one powerful, centralized workstation, we provide you with a consolidated, integrated view of all the elements and management systems in the enterprise (including the Help Desk, data center, and technical support). This standard view allows for the most efficient use of human resources across all support groups,

Business and technology rules dictate how system management activities can be managed in the computing center. Through centralized alert and event management, we can proactively address activities. Client/server technology and software allow for the integration of system management activities necessary to efficiently manage complex centralized and distributed systems.

REMOTE OPERATIONS

Perot Systems engages several enterprise operations management initiatives by way of a remote operations model. This model allows us to maintain a centralized, well-trained support organization in Dallas managing customer systems located across the geography.

A wide-area network connection between the CalPX computing center in Alhambra and Perot Systems' Richardson Information Management Facility (RIMF) outside of Dallas would facilitate a remote operations scenario.

A Level 1 CalPX operations support staff located in Alhambra would perform local operations functions associated WITH systems management of the onsite processors, such as tape mounts and system reboots. After-hours and off-shift support--including system monitoring, troubleshooting, problem management

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and escalation, and performance and capacity management functions--would be performed by a remote Level 2 support team in Dallas.

DESKTOP SUPPORT AND HELP DESK SERVICES

Perot Systems designs, deploys, and operates a wide range of Help Desk and desktop support environments for some of our largest clients, including an international Car Rental, one of our largest construction companies in the world, ad one of the largest healthcare organization in the U.S. The Help Desks we operate receive more than 200,000 inbound calls and track over 100,000 trouble a tickets each month. These environments are located at Perot Systems and client facilities around the world.

As Figure 12 illustrates, Perot Systems believes that the Help Desk is positioned in the middle of service delivery--that problem ownership should begin and end there--and that the Help Desk must be closely coupled with the desktop service provision.


                                 Desktop Support


Systems Support                                            Application Support


                                      Help
                                      Desk


Network Support                                             Telecom Support


FIGURE 12. CENTRALIZED LEVEL 1 HELP DESK SUPPORT

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Further, we have aided many of our clients in reducing their total cost of ownership for desktops by employing desktop standardization projects, or thin-client solutions. We provide application and technical assistance services to our Help Desk clients' users 24 hours per day, 365 days a year, or as required.

HELP DESK TRAINING

Perot Systems provides ongoing training in various disciplines. Perot Systems maintains that tie more knowledgeable the Help Desk Associates are, the more capable they will be in providing immediate resolutions. The knowledge base is very broad, but a combination of specialization and cross training continually increases the capabilities of the staff.

HELP DESK AUTOMATION

We meet and exceed customer expectations by combining technology and automation tools. By using these tools, the Help Desk personnel are empowered to assist the customer with greater productivity and an increased quality of service. The tools that Perot Systems has implemented include:

    -   Enterprise System Management - Tivoli products
    -   Problem and change management system
    -   Customer service system (CSS)
    -   Automatic call distribution (ACD)system
    -   Voice response capability system
    -   Automated terminal reset system
    -   Alpha paging system
    -   Performance and utilization monitoring system
    -   Call traffic monitoring system
    -   Customer notification system

VENDOR MANAGEMENT

CalPX IT is currently working with a number of vendors such as MCI for network services and IBM for desktop procurement and support. Perot Systems will act as the primary interface with all CalPX IT vendors, as identified by CalPX, to ensure contract compliance. The services provided by these vendors

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will be managed, maintained and coordinated for the term of the existing contract and evaluated for renewal at that time, CalPX will remain responsible for financial obligations of these contracts,

CUSTOMER DATA, ADMINISTRATION (POWERBASE APPLICATION)

Perot System will assume the day-to-day responsibility of maintaining the Market Participant master file through "Master/Master" database and as part of Powerbase application maintenance.

TECHNICAL SERVICES

The technology services that we provide to support CalPX's systems include Unix system administration, database administration, NT administration and support, monitoring system performance, projecting future business needs, and developing capacity plans.

UNIX/VMS/NT SYSTEM ADMINISTRATION

UNIX, VMS, and NT system administration consists of primarily the same tasks, regardless of the platform. These tasks include system installation and configuration; user creation; disk/storage management; patch management; problem management and resolution; operation system, software, and hardware upgrades; backup administration; system monitoring; system security; performance monitoring and tuning; and capacity planning. Some of these tasks are self-explanatory. A brief description of some of the others follows.

System monitoring is accomplished in several ways. Manual or visual checks of the systems on a periodic basis can identify events such as a disk in a RAID array that has failed. Scripts or shell programs can check for a variety of error or warning conditions that are not necessarily visible. Some of these conditions may include one fiber channel to a disk RAID going down when there are multiple paths to that array, or a tape drive that may have downed itself in a tape library. These scripts can be scheduled to run through, for example, cron on a UNIX system to give timely notification of a particular event.

A third method to accomplish system monitoring is through the use of third-party software. Tivoli software products are the Perot Systems' standard for Enterprise

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Systems Management (ESM). Tivoli has "out of the box" monitors that allow system administrators to define certain thresholds for event notification, The scripts mentioned above can interface with Tivoli as well. Tivoli can also interface with Remedy software to automatically create problem tickets in the event that a defined error or warning condition has occurred.

System security deals with eliminating unauthorized access to the systems. This can be accomplished both manually and with security applications. Performing system security manually includes instituting having standards and procedures for user account creation and administration, monitoring system logs for intrusions, performing intrusion recovery in the case of an event, and verifying the integrity of system configuration files. Security applications can perform many of the menial security tasks more efficiently, as well as controlling user access more effectively, and can take specified actions when an intrusion is detected.

DATABASE ADMINISTRATION

Database administration consists of three main activities: database maintenance, enhancements, and design. The purpose of database maintenance is to maintain the day-to-day operation of production databases within the scope of available system resources and to provide a rudimentary analysis of impending problems and corresponding recommendations. Some of the database maintenance activities include upgrades to the database to fix known bugs, management space, backup and recovery, database security administration, and database performance monitoring.

Some examples of database enhancements could include the additional effort arising from inadequate database design by other vendors, Additionally, we would recommend performance and scalability improvements, defragment poorly designed databases or incomplete purge/archive strategy, upgrade certain tools to their latest release to enhance their use, and migrate databases from one platform or location to another.

Database design falls into two main categories: database and application design. Database design involves the physical structure and size of the database. Following the optimal file architecture structure the physical design is based on the hardware configuration of the server hosting the database. This involves laying out the required files (data, index, control, and online redo files) to maximize performance. By balancing the I/O across the controllers & disks, the

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I/O bottleneck be reduced. This also involves sizing the files based on the application requirement.

Application design involves understanding the business requirement and setting up the schema (tables, indexes, and referential integrity) so that all the business requirement data arc stored and are consistent throughout the database, It also involves security data management of certain critical business data.

SYSTEM AND PERFORMANCE MONITORING

Performance monitoring consists of collecting, charting and graphing performance data gathered through a data collection application, such as SAR or MeasureWare. Based on specific requirements, specific data can be graphed on a daily or weekly basis to give a view into how the system and/or database is performing. Based on this performance data, the system administrator can tune the operating system, I/O, and network parameters to improve overall system performance and response.

CAPACITY PLANNING

Capacity planning takes the performance data collected above and tracks it over time, typically monthly. Reports and graphs are produced to explain what is happening on the system and why certain trends or blips may have occurred. An example of these reports and graphs might show memory utilization relative to the number of users logged on to the system. By combining several months' worth of capacity data, long-term wends can be seen that can affect business needs and decisions.

SERVICE LEVEL AGREEMENTS

Perot Systems uses service level agreements on all operational services-related accounts, as well as most project-related accounts. These service level agreements align the IT needs of our clients' business with the IT service being provided. Perot Systems follows a basic process for defining these service levels with the clients business drivers continually guiding the process. The process can be summarized as follows:

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    -    Understand and document IT services utilized directly by the customer and the associated business impacts or criticality of those services.

    - Define service requirements in client terms for the top-priority IT services.

    -    Translate these service requirements to internal IT specifications.

    -    Assess the impact of service requirements on cost.

    -    Agree and document service level agreements.

    -    Establish reporting and review process,

This relatively simple process helps Perot Systems and our clients to develop service levels that are meaningful to the performance of the business and not just meaningful to the performance of individual IT components.

In terms of specific service leve1 measurements in each of the areas described, it is difficult to establish the most meaningful measurements without completing the process described above. In the absence of specific proposed measures, the following sections provide possible measures as well as some example service level measures we have used within other client environment, In regard to the question of why a given service level would be used, the answer is inherently built into OUT process of service level development. Only those Service levels that translate to a meaningful impact on the client's business are recommended. See Appendix C for a sample service level agreement.

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PLAN AND SCHEDULE

We propose to provide IT program management, applications development and computer operatioris sendces to CalPX for is period of 36 months starting with the execution of the Services Contract, which is expected to be around October 18, 1999. Our proposal calls for a phased transfer of CalPX IT services to Perot Systems according to the timetable depicted in Figure 13, which provides our critical milestones and timeline.

According to our schedule:

     1. CalPX and Perot Systems will start the Services Contract negotiations immediately after the acceptance of this proposal by CalPX.

     2. We foresee contract negotiations to last for about one month during which time Perot Systems will conduct a due diligence study under the existing Task Order 5 between CalPX and Perot Systems. All fUnds collected for the due diligence study till be credited to CalPX should CalPX agree with the Services Contract with Perot Systems. Once signed, the Services Contract will supercede Task Order 5.

     3. We would start the transition of all program management and applications development services to Perot Systems immediately after the Services Contract is signed. This transition, described later in this proposal, is expected to last one month.

     4. At the end of the transition time period IT program management and IT application development services for CalPX will be provided by Perot Systems.

     5. We would conduct a careful study of the computer operations starting with month three and completing by month six. At the same time period we will conduct a series of studies as indicated in Appendix B of this proposal. At the end of this time period either party may decide not to agree with the transfer of computer operations to Perot Systems. Lack of acceptance, if my, will have no bearing on the transfer of program management and applications development services to Perot Systems.

     6. Should both parties agree to transfer computer operations services to Perot Systems, we would transition computer operations to Perot Systems over one month time period during month six.

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Perot Systems Confidential      August 31, 1999                          Page 51

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

CALPX IT SERVICE PROVISION IMPLEMENTATION TIMELINE


   1       2       3       4       5       6       7       8       9 to 36

        -       CalPX accepts the proposal

        [          ]  Contract negotiation and due diliengece review

                - Contract is signed

                [          ] Transition period for Program Management and Applications Development

                             Program Management and Appliations Development by PSC

                             Study Computer Operations Transfer

                                                [          ]  Transition Period for Computers Ops



FIGURE 13. CALPX IT SERVICE PROVISION IMPLEMENTATION TIMELINE




Figure 14 represents the breakdown of roles and responsibilities between CalPX and Perot Systems


FUNCTION                CAPLX                   PEROT SYSTEMS


Business Needs          Communicate             Propose

Business Growth         Forecast                Implications

Service Levels          Establish               Achieve

Information Security    Define                  Enforce

Applications Needs      Specify                 Integrate

Information Issues      Identify                Resolve

People Transition       Select                  Develop

Industry Knowledge      Vertically              Horizontally

Competency              Consumer                Technology

Contingency Plans       Specify                 Execute

Technology Base         Defines                 Supports

New Business            Create                  Enable


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Perot Systems Confidential      August 31, 1999                          Page 52

California Power Exchange                                           Our Solution
--------------------------------------------------------------------------------

This table (Figure 14) is meant to emphasize CalPX's role in this partnership.

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Perot Systems Confidential      August 31, 1999                          Page 53

FINANCIAL SUMMARY



PRICING

Our pricing is meant to help CalPX with predictability of its IT expenditure while greatly improving business systems' reliability and enhanced service. In short, our pricing is as follows:

    1. Starting with the transition period for transfer of program management and applications development to services Perot Systems, CalPX will bay Perot Systems one million dollars ($lM) per month for the services of up to 50 Perot systems' associates and contractors. This payment till also cover aH travel costs to the Los Angles area for these 50 associates and contractors - but will not cover travel costs outside the Los Angeles area on CalPX business. Services of additional Perot Systems associates will be charged on time and material basis using Perot System's published rates for such resources at a 25% discount. This will include additional services rendered for studies enumerated in Appendix B.

    2. Starting with the transition period for transfer of computer operations to Perot Systems, CalPX will pay Perot Systems one million three hundred and fifty thousand dollars ($1.35M) per month adjusted annually based on IT Salary Index for the services of up to 70 Perot Systems associates and contractors. This payment will cover all travel costs to the Los Angeles area for these 70 associates and contractors - but will not cover travel costs outside the Los Angeles area on CalPX business. Services of additional Perot Systems associates and contractors will be charged on time and material basis using Perot System's published rates for such resources less a 25% discount.

    3. If computer operations services are not tzansferred to Perot Systems, CalPX will continue to pay Perot Systems one million dollars ($lM) per month adjusted annually based on IT Salary Index for the services of up to 50 Perot Systems associates and contractors. The remaining pricing features will remain the same as clause 1 above.


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Perot Systems Confidential      August 31, 1999                          Page 54

California Power Exchange                                      Financial Summary
--------------------------------------------------------------------------------

BENEFITS

As we indicated earlier our proposed solution will enable CalPX to have predictable IT performance and cost and to have the flexibility to address CalpX bhms requirements in Cdifomia and beyond. In addition, we believe aat our sdution will bring substantial savings to CalPX in its current IT expenditure.

The following table compares the cost of our solution with what we have estimated to be the baseline CalPX IT expenditure under status quo - we have conservatively assumed that CalPX baseline IT expenditure will remain constant over the next three years. The table shows a saving of more than six million dollars ($6&I) over tie next 3 years for CalPX.

------------------------------------------------------------------------------------------------------------------
                                               YEAR 1             YEAR 2             YEAR 3              TOTAL
------------------------------------------------------------------------------------------------------------------
CalPX Current Baseline IT
Expenditure                                  $18,742,000        $18,742,100        $18,742,100        $56,226,200
------------------------------------------------------------------------------------------------------------------
Payments to Perot System                     $14,530,000        $16,200,000        $16,200.000        $46,930,000
------------------------------------------------------------------------------------------------------------------
CalPX Retained costs                         $ 2,986,000        $   117,400        $   117,400        $ 3,220,800
------------------------------------------------------------------------------------------------------------------
Total Perot Solution Cost                    $17,516,000        $16,317,400        $16,317,400        $50,150,800
------------------------------------------------------------------------------------------------------------------
SAVINGS FOR CALPX                            $ 1,226,000        $ 2,424,700        $ 2,424,700        $ 6,075,400
------------------------------------------------------------------------------------------------------------------

FIGURE 15. PRICING BREAKDOWN

We believe that there are other substantial savings that can be realized through our solution. These are:

         - Saving in the cost of major financial liability for CalPX due to what we believe to be an inevitable major system crash at CalPX in the foreseeable future;

         - Savings due to potential restructuring of MCI and IBM contracts;

         - Saving due to the potential for housing the entire CalPX staff in Pasadena that could result from streamlining of IT personnel and equipment; and

         - Saving due to potential elimination of backup disaster recovery site at Folsom; and

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Perot Systems Confidential      August 31, 1999                          Page 55

California Power Exchange                                      Financial Summary
--------------------------------------------------------------------------------

         - Savings due to total consolidation of all IT services and elimination of all "phantom IT organisms" throughout the company.

CALPX BASELINE IT EXPENDITURE

The CalPX baseline IT costs consist of salaries, for employees and contractors from the following groups;

         o        Business systems planning

         o        Data administration

         o        Computer operations

         o        Application development (includes Perot Systems' team)

         o        75% of the capital budget (IT Labor)

         o Specifically identified IT resources at Trading (3 people) and Settlements (3 people) groups


This baseline expenditure excludes, among other expenses, those related to the hardware/software purchases and vendor contracts such as MCI and IBM and Test-Masters. Should CalPX desire, Perot Systems can act as an its agent for purchase of hardware and software products and licenses and pass through its corporate savings, less 5% administrative fee on purchase value, to CalPX.

The Calpx retained costs are costs not being transferred to Perot Systems as a result of transition.


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Perot Systems Confidential      August 31, 1999                          Page 56

APPENDIX A: PEROT SYSTEM'S QUALIFICATIONS

In the following we describe a few of our business relationships in order to illustrate out strength, breadth of experience and capabilities. We can expand the list of our relationships to cover numerous other examples should CalPX requite that.



NORTH AMERICAN INDEPENDENT SYSTEM OPERATOR (ISO)

In March of 1997, Perot Systems formed a partnership with a major EMS vendor, taking on the challenge of implementing the Bidding, Scheduling, Settlement, Billing, and Administration systems for the first ISO in North America. Perot Systems was responsible for the overall program management and delivery effort, including system integration, testing, documentation, and training of the mar& participants. This effort resulted in a record-time delivery of the ISO systems in less than one year.

The ISO successfully started its operation on schedule, and has been successfully managing the use of the transmission grid for more than a year thanks to the business and techology solutions that we developed for it. The systems developed by Perot Systems Corporation and its partners has enabled the ISO to smoothly conduct its business scheduling energy transactions, conducting ancillary services and real-time energy auctions, and settling electricity trades.


NORTH AMERICAN RELIABILITY COORDINATOR

Perot Systems, along with a partner, took on the responsibility to develop an Interchange Distribution Calculator (IDC) for a North American Reliability council, This project included a rigorous acceptance-testing requirement. The IDC testing included the following steps in accordance with a test plan:

     -   Functional Test

     -   Performance Test

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Perot Systems Confidential      August 31, 1999                          Page 57
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California Power Exchange              Appendix A: Perot Systems' Qualifications
--------------------------------------------------------------------------------

    - Fail-Over Test
    - Y2K Test
    - Customer Test
    - Operational Dry Run Test

Given the short time frame available until the target Service Date, the scope of these tests were contained to fit the available time. All the testing was conducted using available data provided by the customer.

INTERNATIONAL CAR RENTAL COMPANY

With a long-term strategy for growth, an international car rental company, serving clients worldwide with a 250,000-vehicle fleet, realized a need to upgrade its network infrastructure. This company came to Perot Systems because they wanted a partner who understands how much a reliable network means to their business goals.

Companies require networks that work transparently--networks that let their CIOs sleep at night.

INFRASTRUCTURE TO SUPPORT A CLIENT/SERVER-BASED CAR RENTAL SYSTEM

Part of the client's long-term growth strategy was to implement a new client/server-based car rental system, based on technology developed by Perot Systems, to accommodate the increased business. They needed to get online as soon as possible--or risk losing some of the opportunities presented by their growth strategy.

Getting online required a transition from a network based on dumb terminals and IBM 3270 mainframe controllers to a frame-relay-based client/server environment.

The client needed to install over 6,000 Windows NT workstations. In order to support these workstations, Perot Systems built a network infrastructure from the

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Perot Systems Confidential      August 31, 1999                          Page 58

California Power Exchange              Appendix A: Perot Systems' Qualifications
--------------------------------------------------------------------------------

ground up to replace the IBM 3270-based network. We worked with them to set up a backbone for the network to serve their widespread locations through our Dallas-based data center, with alternate routes to backup data at Florida location--because having reliable, continuous access to their data was mission-critical for the client. A frame-relay network was established, and Cisco routers were installed in most locations.

FLEXIBILITY, RELIABILITY, AFFORDABILITY, AND TIMELINESS

We built flexibility into the client's network design, knowing that each of their locations had unique business needs that might not always fit into a static architecture design. For example, at some remote car rental stations, it was impractical to sustain a full-fledged frame-relay connection to the network. So instead of forcing these stations to operate inefficient network connections, we installed ISDN lines, which provide less bandwidth but cost less than half of what a frame-relay connection would cost.

In other locations, especially in remote areas, gaining access to the data route that would connect to the data center was a concern. We leveraged our relationships with data carriers to set up network-to-network interfaces across multiple carriers to gain access at the lowest possible cost. Plus, for some of the client's mission-critical locations, Perot Systems installed redundant network service in the event of a carrier outage--providing reliable routes to data if one of their network providers faced an outage.

By moving to this new frame-relay network, the client increased their bandwidth by over 400%--and saw their network costs drop by over 25 percent.

Installing a network backbone like this is not an unusua1 task. But this client asked Perot Systems to complete this transition as quickly as possible. With more than 600 locations throughout the United States, a team would typically take over a year to finish the work. To help the client meet their business goals and start using its network, the project was completed in three months. The client was rapidly able to take advantage of the benefits of a reliable, consistent network backbone.

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Perot Systems Confidential      August 31, 1999                          Page 59

California Power Exchange              Appendix A: Perot Systems' Qualifications
--------------------------------------------------------------------------------

OBJECTIVES

         - Roll out new network architecture to accommodate a new car rental system--quickly.

         -        Lower technology costs.

         - Create flexible, expandable network architecture to accommodate rapid growth projections and multiprotocol requirements.

 CHALLENGES

         - With locations scattered throughout the United States, meeting the client's timeframe would require dealing with network issues much more quickly than usual.

         - It was impractical to install a traditional frame-relay network common at some remote locations, yet alternate connection methods are not always stable.

         - Interfaces with global distribution systems (Sabre, WorldSpan, Galileo, Amadeus) through a client/server-based system are not always stable.

         - Network response times for curbside check-in devices, which ax used throughout the network, might decrease with a different network architecture.

IMPACT

         - Timely United States roll-out of over 6,000 Windows NT workstations, 160 Windows NT servers, 1,400 printers, 700 Cisco routers, and a time-relay network across 600 sites in 50 states, all connected to a Texas data center, 10 regional hub sites, and a second data center in Florida-plus additional equipment at 70 locations in Canada. Completed in three months, compared to a typical roll-out time of over a year.

         - Bandwidth increased by over four times at 75% of the cost of previous network access fees.

         - Remote locations connected affordably and with reliability above average.

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Perot Systems Confidential      August 31, 1999                          Page 60

California Power Exchange              Appendix A: Perot Systems' Qualifications
--------------------------------------------------------------------------------

         - Interconnections to global distribution systems and hand-held devices performed with reliability above average.

         - Redundant backup systems and network connections keep the client's critical sites up and running no matter what.

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Perot Systems Confidential      August 31, 1999                          Page 61

APPENDIX B: ADDITIONAL PROJECTS

The following section describes services that Perot Systems could provide beyond the scope of this baseline proposal. Perot Systems views this service offering as a business partnership. Our commitment to go beyond simply meeting client requirements to exceeding them is evident throughout the document and our Current engagement at CalPX. Perot Systems is committed to not only exceed the stated requirements, but also to assist its business partners in developing new opportunities. In this vein, we present the following areas of opportunity that add value beyond the stated baseline offering.




ESTABLISH A NETWORK SECURITY BASELINE AND PROCEDURES

CalPX's most valuable asset--its corporate data--may be at risk. Perot Systems recommends a Security Posture Assessment be performed to determine vulnerabilities in the network infrastructure from the inside and outside.

Perot Systems will perform a comprehensive Security Posture Assessment from inside (intranet, server platforms, and desktops) and outside (Internet, remote access, and extranet) the CalPX network. We will use industry-proven network probes and analysis tools (ISS Scanner and Cicso Netsonar) to non-intrusively collect data about the network, We will then deliver detailed reports identifying security weakness and recommendations for improved security procedures for applications and the infrastructure.

Additionally, Perot Systems' industry-certified security engineers can consult on or help with the development and installation of products recommended from THE results of the assessment.

By performing this assessment and following the resultant recommendations, CalPX will:

         - Understand the current "holes" in the existing corporate security systems.

         - Develop a policy-driven security process tailored to CalPX's needs.

         - Eliminate the opportunity for unwarranted access into the enterprise network.

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Perot Systems Confidential      August 31, 1999                          Page 62

California Power Exchange                        Appendix B: Additional Projects
--------------------------------------------------------------------------------

         - Automate the monitoring and control process used for internal security access.

         - Implement best-of-breed industry tools around a standard network architecture.


ESTABLISH SYSTEM AND DATABASE SECURITY BASELINES AND PROCEDURES

As CalPX becomes more and more Web-enabled, it becomes essential to address all levels of security: the communication level, the network level and the application level. Applying only network security and communication security safeguards is not enough to filly protect an E-business site. Application level security must be addressed as well.

After assessing CalPX business, we propose to establish the minimal level of application security baseline. An application security policy would be devised that will define the security baseline. we will then, define procedures to implement the selected level of security. All applications would need to adhere to the security baseline by following these procedures.

To enable the necessary security level within the existing applications, these applications would be assessed to identify gaps and validate their conformance to the security baseline. The effort, cost and timeline to make non-compliant applications conform to security baseline will be determined and plan presented to Change Review Board for implementation approval.

CONSOLIDATE APPLICATION TESTING

By implementing Perot Systems' standardized policies and procedures, including the implementation of a formal change review process, CalPX will gain additional opportunities to perform applications testing. Scheduled releases of existing and new applications will follow standardized test scripts operating in an independent controlled test environment Further efficiencies may be gained by leveraging automated testing.

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Perot Systems Confidential      August 31, 1999                          Page 63

California Power Exchange                        Appendix B: Additional Projects
--------------------------------------------------------------------------------

Currently, TestMasters contractors are used to perform a part of this activity, and they report into Computer Operations organization. We propose to integrate Quality Assurance as part of Applications Development & Support organization.

Initially, we would use contractors from TestMasters under Perot Systems' direction, as part of the existing contractual arrangement with CalPX. This relationship and the direction of quality assurance in the future represent an opportunity for additional cost savings.

DEVELOP APPLICATION SECURITY BASELINES AND PROCEDURES

We propose to conduct a security assessment which will identify gaps in the existing security controls used at CalPX. Once these gaps are identified we will create appropriate plans for corrective action.

CONDUCT A DISASTER RECOVERY ASSESSMENT INCLUDING A REVIEW OF FOLSOM BACK-UP SITE

Disaster Planning has now expanded from the traditional mainframe arena to include distributed processing, end-user computing, and local and wide area networks. This means that much of the critical information--and the means to maintain and process this information--are under the direct control of the separate business units of the organization. Protecting centralized computer operations (disaster recovery) remains important but is not sufficient to meet current needs. Business continuity management and planning requires corporate-wide emphasis and must address all of the critical business functions throughout the corporation. Perot Systems will review CalPX's current disaster recovery architecture plan, including the role of the Folsom backup site, and suggest additions to improve the current plan, as well as adding new features for a client/server environment, and implement backup systems and processes as deemed necessary. It is plausible that a much improved backup feature, in lieu of facilities at Folsom could be identified as a result of this review.

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Perot Systems Confidential      August 31, 1999                          Page 64

California Power Exchange                        Appendix B: Additional Projects
--------------------------------------------------------------------------------

CONSOLIDATE OPERATING SYSTEM PLATFORMS AND DATABASES

Perot Systems will study the physical systems and the utilization of those systems and databases to assess the need for either consolidation or upgrades of Systems. Additionally, we will use this assessment to determine how to better utilize the database structures and design.


DEVELOP AND IMPLEMENT AN IT SERVICES CHARGE-BACK PROCESS

The cost of IT services is typically supported by the business units that require those services. Today, IT is competitive to CalPX. One way to fund these costs develop a charge back or allocation system that tracks and charges each. business unit based on their usage/demand of IT services.


REVIEW OF MCI AND IBM CONTRACT

Perot Systems will review the existing MCI and IBM contracts to identify all areas where savings in such contracts could be achieved. We will, to the extent possible, attempt to leverage cur extensive relationship with such vendors to realize all possible savings in these existing contracts. We could also expand this review to cover other CalPX vendors.

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Perot Systems Confidential      August 31, 1999                          Page 65

California Power Exchange                        Appendix B: Additional Projects
--------------------------------------------------------------------------------

APPENDIX C: SAMPLE SERVICE LEVEL AGREEMENT

The following document provides a sample service level agreement (SLA). A final SLA would be customized for CalPX

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Perot Systems Confidential      August 31, 1999                          Page 66